UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 23, 2023

EMERGENT BIOSOLUTIONS INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33137	14-1902018
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)
 400 Professional Drive, Suite 400,
Gaithersburg, Maryland 20879
(Address of principal executive offices, including zip code)

(240) 631-3200
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.001 per share	EBS	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company     ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Separation Agreement with Atul Saran
As previously disclosed, on January 9, 2023, Emergent BioSolutions Inc. (the “Company” or “Emergent”) announced its decision to eliminate certain positions, including the position of Chief Strategy and Development Officer, pursuant to a reorganization plan.
On March 17, 2023, in connection with the elimination of his position as Chief Strategy and Development Officer, the Company entered into a Separation Agreement (the “Separation Agreement”) with Atul Saran. Under the Agreement, Mr. Saran will receive the benefits provided under the Senior Management Severance Plan as disclosed in the 2022 annual meeting proxy statement as well as acceleration of the vesting of the RSU portion of the retention equity grants that were awarded to Mr. Saran on March 1, 2022.
Compensation Committee Approvals
On February 8, 2023, the Compensation Committee (the “Committee”) of the Board of Directors of Emergent BioSolutions Inc. approved certain actions with respect to the compensation of the named executive officers of the Company (the “Named Executive Officers”), as listed below and in the Definitive Proxy Statement related to its 2023 Annual Meeting of Stockholders.
Annual Compensation Assessment of Named Executive Officers.
The Company follows a pay-for-performance philosophy, targeting overall compensation within a range of the competitive market median. The Company’s compensation plans are designed to encourage Named Executive Officers to focus on goals that align with business strategy, operating performance and shareholder interests. In support of the Company’s pay-for-performance philosophy, performance-based awards are paid at the target achievement level only when pre-determined performance and financial goals are achieved.
2022 Cash Bonuses.
Because overall Company performance during fiscal year 2022 was below the pre-determined performance and financial goals set by the Committee in January 2022, bonuses awarded to the Named Executive Officers were below the target achievement levels to reflect such results. The Company’s corporate performance factor was scored at 70% of the target, with the Committee exercising negative discretion in respect of the NEOs. The CEO’s annual cash incentive was reduced to 25% of target, with the corporate score for the other NEOs being reduced to 50% of target, resulting in actual annual incentives ranging from 25%-58% of their respective target after the incorporation of individual performance achievements as applicable.
•Robert G. Kramer, President and Chief Executive Officer, $309,750
•Richard S. Lindahl, Executive Vice President, Chief Financial Officer and Treasurer, $196,350
•Adam Havey, Executive Vice President, Chief Operating Officer, $172,770
•Atul Saran, Executive Vice President, Chief Strategy and Development Officer, $198,375
•Jennifer Fox, Executive Vice President, External Affairs, General Counsel and Corporate Secretary, $193,050
Further discussion about the performance goals for 2022 as well as the performance by the Company and each Named Executive Officer against these goals will be contained under the heading “Compensation, Discussion and Analysis” in the definitive proxy statement related to the Company’s 2023 Annual Meeting of Stockholders.
2023 Base Salaries and Target Bonuses.
The Committee also approved base salaries and target bonus percentages for the Named Executive Officers for 2022.* The annualized base salaries and target bonus percentages, respectively, effective as of January 1, 2023, are as follows:
•Robert G. Kramer, $1,032,500 and 120%
•Richard S. Lindahl, $615,000 and 60%
•Adam Havey $585,000 and 60%
•Jennifer Fox $585,000 and 60%
*Atul Saran’s employment ended March 17, 2023; his base salary was unchanged from 2022 and no 2023 target bonus was established.

2023 Equity Awards.
The Committee approved targets of stock options, time-based restricted stock units (“RSUs,” each an “RSU”) and performance-based stock units (“PSUs,” each a “PSU”) in accordance with the terms and provisions of the Company’s stock option and RSU award agreements, the form 2023-2025 Performance-Based Stock Unit Award Agreement (the “PSU Award Agreement”) and the Emergent BioSolutions Inc. Stock Incentive Plan (the “Stock Incentive Plan”). Due to the limited number of shares available under the Stock Incentive Plan, the Committee approved grants to be made for NEOs other than Mr. Kramer in the amount that is the lesser of (i) 20% of the value of the approved target value or (ii) the maximum number of shares indicated, and for Mr. Kramer the cash value or maximum number of shares indicated, and on March 2, 2023 grants based on the maximum number of shares were made to the Named Executive Officers based on the following cash or target cash values:
•Robert G. Kramer, $1,000,000, or maximum of 96,155 shares
•Richard S. Lindahl, $1,600,000 target; $320,000 or maximum of 30,770 shares
•Adam Havey $1,600,000 target; $320,000 or maximum of 30,770 shares
•Jennifer Fox $1,600,000 target; $320,000 or maximum of 30,770 shares
For the Named Executive Officers, 25% of the annual equity award value was made in the form of stock options, 25% of that value was made in the form of RSUs that vest solely based on the passage of time (ratably over a three-year period assuming continued service to the Company) and 50% of that value was made in the form of PSUs that vest based on the level of achievement of a performance objective target noted below in the section “2023-2025 Performance Stock Unit Awards.”
The Company intends to seek shareholder approval of an increase in the number of shares available under the Stock Incentive Plan in the Company’s definitive proxy statement related to the Company’s 2023 Annual Meeting of Stockholders. Depending on the outcome, the Committee may approve additional grants to Named Executive Officers up to the approved target amount or, for Mr. Kramer, an amount to be determined at the sole discretion of the Committee.
2023-2025 Performance Stock Unit Awards.
The Committee also approved a form of PSU Award Agreement, attached hereto as Exhibit 10.1, for the PSU awards. PSU awards will result in the issuance of shares based on the level of achievement of a performance objective target with respect to two equally weighted performance factors being (i) revenue and (ii) Adjusted EBITDA Margin (as defined below), each calculated on a cumulative basis over the three-year period beginning January 1, 2023 and ending December 31, 2025 (the “Performance Period”). Adjusted EBITDA Margin on a cumulative basis is equal to the sum of Adjusted EBITDA for each year in the Performance Period divided by the sum of GAAP revenue for each year in the Performance Period. Adjusted EBITDA is defined as adjusted earnings before interest, taxes, depreciation and amortization, as reported by the Company. The threshold performance objective, target performance objective and maximum performance objective will result in a share payout of 50%, 100% and 200% of the target number of shares, respectively. The PSU awards approved by the Committee will vest based on the level of achievement of a performance objective target, as certified by the Committee following the end of the Performance Period.
Item 7.01 Regulation FD Disclosure.
The disclosure contained in Item 5.02 of this Current Report on Form 8-K is incorporated herein by reference.
Item 9.01.  Financial Statements and Exhibits
(d) Exhibits.

Exhibit No.	Description
†10	Form of 2023-2025 Performance Based Stock Unit Award Agreement
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).
† Certain portions of this exhibit were omitted by means of marking such portions with asterisks because the identified confidential portions would be competitively harmful if publicly disclosed and they are of the type of information that the registrant treats as private or confidential.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMERGENT BIOSOLUTIONS INC.

Dated: March 23, 2023	By:	/s/ RICHARD S. LINDAHL
Name: Richard S. Lindahl Title: Executive Vice President, Chief Financial Officer and Treasurer